Exhibit 10.1

EXECUTION VERSION

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of May 6, 2012 by and between CDRS Acquisition LLC (“CDRS”), and CD&R Parallel Fund, VII, L.P. (“Parallel Fund” and, together with CDRS, the “CDR Investors”) and Sally Beauty Holdings, Inc., a Delaware corporation (the “Company”).

Background

A.                                    The CDR Investors own 45,662,971 shares of the Company’s common stock, $0.01 par value per share ( “Common Stock”), and have agreed to transfer a portion of those shares to the Company on the terms and conditions set forth in this Agreement;

B.                                    The Company has agreed to repurchase a portion of the shares of Common Stock held by the CDR Investors at the price and upon the terms and conditions provided in this Agreement (the “Repurchase”);

C.                                    Promptly after the date hereof, the CDR Investors and the Company intend to commence an underwritten public offering (the “Public Offering”) of shares of Common Stock held by the CDR Investors (the “Underwritten Shares”); and

D.                                    The CDR Investors and the Company desire to condition the Repurchase on the closing of the Public Offering, among other things.

THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1.                                      Repurchase.

(a)                                 The CDR Investors hereby agree to transfer, assign, sell, and convey 100% of their right, title, and interest in and to an aggregate number of shares of Common Stock (the “Repurchase Shares”) equal to (i) $200,000,000 (the “Purchase Price”) divided by (ii) the per share price at which the CDR Investors sell the Underwritten Shares to the underwriter in the Public Offering and the Company hereby agrees to purchase the Repurchase Shares for the Purchase Price.  CDRS shall transfer, assign, sell, and convey 99.34% (rounded to the nearest whole share) of the Repurchase Shares to the Company and Parallel Fund shall transfer, assign, sell, and convey 0.66% (rounded to the nearest whole share) of the Repurchase Shares to the Company.  Subject to the satisfaction of the conditions set forth in paragraph 1(b), the Company hereby agrees to purchase the Repurchase Shares for the Purchase Price.

(b)                                 The obligations of the Company to purchase the Repurchase Shares shall be subject to (i) the closing of the Public Offering pursuant to an underwriting agreement by and among the Company, the CDR Investors and the underwriters named therein (the “Underwriting Agreement”) no later than 10 business days from the date hereof and (ii) the receipt by the Special

Committee of the Board of Directors of a fairness opinion from Houlihan Lokey Financial Advisors, Inc. no later than two business days after the execution of the Underwriting Agreement stating to the effect that the consideration to be paid by the Company to the CDR Investors for the Repurchase Shares pursuant to this Agreement is fair to the Company from a financial point of view.

(c)                                  The closing of the sale of the Repurchase Shares (the “Closing”), as applicable, shall take place upon the same day as the closing of the sale of the Underwritten Shares at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309, or at such other time and place as may be agreed upon by the Company and the CDR Investors.  At the Closing, the CDR Investors shall deliver to the Company or as instructed by the Company duly executed stock powers relating to the Repurchase Shares, as applicable, and the Company agrees to deliver to the CDR Investors the Purchase Price by wire transfer of immediately available funds.

2.                                      Company Representations.                                            In connection with the transactions contemplated hereby, the Company represents and warrants to the CDR Investors that:

(a)                                 The Company is a corporation duly organized and existing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b)                                 This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c)                                  The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational documents, as applicable, of the Company or its subsidiaries or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

3.                                      Representations of the CDR Investors.                                In connection with the transactions contemplated hereby, each of the CDR Investors severally and not jointly represents and warrants to the Company that:

(a)                                 All consents, approvals, authorizations and orders necessary for the execution and delivery by such CDR Investor of this Agreement and for the sale and delivery of the Repurchase Shares to be sold by such CDR Investor hereunder, have been obtained; and such CDR Investor has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by such CDR Investor hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of the CDR Investors’ obligations hereunder.

(b)                                 This Agreement has been duly authorized, executed and delivered by such CDR Investor and constitutes a valid and binding agreement of such CDR Investor, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c)                                  The sale of the Repurchase Shares to be sold by such CDR Investor hereunder and the compliance by such CDR Investor with all of the provisions of this Agreement and the consummation of the transactions contemplated herein (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such CDR Investor is a party or by which such CDR Investor is bound or to which any of the property or assets of such CDR Investor is subject, (ii) nor will such action result in any violation of the provisions of (x) any organizational or similar documents pursuant to which such CDR Investor was formed or (y) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such CDR Investor or the property of such CDR Investor; except in the case of clause (i) or clause (ii)(y), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such CDR Investor’s obligations hereunder.

(d)                                 As of the date hereof and immediately prior to the delivery of the Repurchase Shares to the Company at the Closing, such CDR Investor will be the beneficial or record holder of the Repurchase Shares with full dispositive power thereover, and holds, and will hold, such Repurchase Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Repurchase Shares and payment therefor pursuant hereto, assuming that the Company has no notice of any adverse claims within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), the Company will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Repurchase Shares purchased by the Company, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory)

based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Company.

4.                                      Termination.                          This Agreement may be terminated at any time by the mutual written, consent of the Company and the CDR Investors.  Furthermore, this Agreement shall automatically terminate and be of no further force and effect, in the event that, (a) the commencement of the Public Offering has not been publicly announced within 3 business days after the date hereof or (b) the conditions in paragraph 1(b) of this Agreement have not been satisfied within 10 business days after the date hereof.

5.                                      Notices.                                                     All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the CDR Investors:

Theresa A. Gore
Clayton, Dubilier & Rice

375 Park Avenue
New York, New York 10152
Facsimilie No.: (212) 407-5250

Email Address: tgore@cdr-inc.com

With a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attn: Peter J. Loughran

Facsimile No.: (212) 521-7375

Email Address: pjloughran@debevoise.com

To the Company:

Sally Beauty Holdings, Inc.

3001 Colorado Boulevard

Denton, Texas 76210

Attention: Matthew O. Haltom

Facsimile No.: (940) 297-4990

Email Address: mhaltom@sallybeauty.com

With a copy to (which shall not constitute notice):

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3449
Attention:  W. Scott Ortwein
Facsimile:  (404) 253-8376
Email Address:  scott.ortwein@alston.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6.                                      Miscellaneous.

(a)                                 Survival of Representations and Warranties.   All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)                                 Severability.                             Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c)                                  Complete Agreement.                          This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)                                 Counterparts.                      This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)                                  Successors and Assigns.                Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the CDR Investors and the Company and their respective successors and assigns.

(f)                                   Governing Law.  The Agreement will be governed by and construed in accordance with the laws of the State of New York.

(g)                                  Remedies.                                        The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(h)                                 Amendment and Waiver.       The provisions of this Agreement may be amended and waived only with the prior written consent of the CDR Investors and the Company.

(i)                                     Further Assurances.                                      Each of the Company and the CDR Investors shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

(j)                                    Expenses.                                          Each of the Company and the CDR Investors shall bear their own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

CDR Investors

CDRS ACQUISITION LLC

By:	/s/ Theresa A. Gore

Name:	Theresa A. Gore
Title:	Executive Vice President and Treasurer

CD&R PARALLEL FUND VII, L.P.

By:	CD&R Parallel Fund Associates VII, Ltd.,

By:	/s/ Theresa A. Gore

Name:	Theresa A. Gore
Title:	Vice President, Treasurer and Assistant Secretary

Company

SALLY BEAUTY HOLDINGS, INC.

By:	/s/ Mark J. Flaherty
Name:	Mark J. Flaherty
Title:	Senior Vice President and Chief Financial Officer

[Signature page to Stock Repurchase Agreement]